                                                                   Exhibit 10.23

                            FOURTH AMENDMENT TO LEASE

                                    INVOLVING

                        THE MANUFACTURERS LIFE INSURANCE

                                  COMPANY (USA)

                                  AS "LANDLORD"

                                       AND

                           THE WILLIAM CARTER COMPANY

                                       AS

                                    "TENANT"

                             DATED: DECEMBER 21, 2004

                                TABLE OF CONTENTS

Defined Terms................................................................

Premises and Expansion of Premises...........................................

Lease Commencement Date......................................................

Term and Extension of Term...................................................

Rental Rate for the 6th Floor Space..........................................

Rental Rate for the Remaining Premises; Extended Term........................

Rental Abatement for the 6th Floor Space.....................................

Operating Costs..............................................................

Tenant Improvement and Space Planning Allowance..............................

Performance of Tenant's Work.................................................

Parking......................................................................

Building Operating Hours.....................................................

Signage......................................................................

Brokerage Commission; Indemnity..............................................

Landlord Representation......................................................

Tenant Improvements..........................................................

No Other Modifications.......................................................

Georgia Law..................................................................

Transfers, Successors and Assigns............................................

Board Approval...............................................................

                            FOURTH AMENDMENT TO LEASE

     THIS FOURTH AMENDMENT TO LEASE (the "Fourth Amendment"), is made this 21st day of December, 2004, by and between THE MANUFACTURERS LIFE INSURANCE COMPANY
(USA) (as "Landlord") and THE WILLIAM CARTER COMPANY (as "Tenant").

                                   WITNESSETH:

     WHEREAS, Proscenium, LLC and Tenant did enter into that certain Lease Agreement (the "Original Lease"), dated as of February ____, 2001, for space in that certain building in Atlanta, Georgia known as "The Proscenium" (the "Building").

     WHEREAS, Proscenium, LLC and Tenant did enter into that certain First Amendment to Lease (the "First Amendment"), dated May __, 2001.

     WHEREAS, Proscenium, LLC and Tenant did enter into that certain Second Amendment to Lease (the "Second Amendment"), dated as of June ____, 2001.

     WHEREAS, Proscenium, LLC and Tenant did enter into that certain Third Amendment to Lease (the "Third Amendment"), dated as of October ____, 2001.

     WHEREAS, the Original Lease, as modified by the First Amendment, Second Amendment, and Third Amendment, is sometimes referred to collectively herein as the "Lease".

     WHEREAS, Proscenium, LLC did convey its interest in the Building and Lease to Landlord.

     WHEREAS, Landlord and Tenant desire to and hereby shall, by this Fourth Amendment, modify and amend the terms of the Lease, in the manner and for the purposes herein set forth.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by the parties hereto one another, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

     1. DEFINED TERMS. All capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

     2. PREMISES AND EXPANSION OF PREMISES. As a part of this Fourth Amendment, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, all of the 6th floor of the Building, consisting of 25,393 rentable square feet (the "6th Floor Space"), on the terms and conditions herein set forth. From and after the "6th Floor Lease Commencement Date" (as herein defined), Tenant shall lease 101,572 square feet in the Building, and Tenant's Share shall be adjusted, in accordance with the terms of the Original Lease.

3. LEASE COMMENCEMENT DATE. The 6th Floor Lease Commencement Date for the 6th Floor Space shall be July 3, 2005.

4. TERM AND EXTENSION OF TERM. The Lease Term for the 6th Floor Space shall end on June 30, 2015, unless sooner terminated in accordance with the terms of the Lease. The Lease Term for the entire Premises shall be extended by three (3) years and nine (9) months, to June 30, 2015, on the terms and conditions set forth herein. The Tenant may extend the Lease Term in accordance with Section 16 herein.

5. RENTAL RATE FOR THE 6TH FLOOR SPACE. The Base Rental due from Tenant for the Lease Term for the 6th Floor Space shall be as follows:

                                            BASE RENTAL (PER
                                             RENTABLE SQUARE    ANNUAL BASE      MONTHLY
                PERIOD                       FOOT PER ANNUM)      RENTAL       BASE RENTAL
     --------------------------------------------------------------------------------------
     July 3, 2005 - June 30, 2006             $       26.00   $  660,218.00   $   55,018.17
     July 1, 2006 - June 30, 2007             $       26.52   $  673,422.36   $   56,118.53
     July 1, 2007 - June 30, 2008             $       27.05   $  686,880.65   $   57,240.05
     July 1, 2008 - June 30, 2009             $       27.59   $  700,592.87   $   58,382.74
     July 1, 2009 - June 30, 2010             $       28.14   $  714,559.02   $   59,546.59
     July 1, 2010 - June 30, 2011             $       28.71   $  729,033.03   $   60,752.75
     July 1, 2011 - June 30, 2012             $       29.28   $  743,507.04   $   61,958.92
     July 1, 2012 - June 30, 2013             $       29.87   $  758,488.91   $   63,207.41
     July 1, 2013 - June 30, 2014             $       30.46   $  773,470.78   $   64,455.90
     July 1, 2014 - June 30, 2015             $       31.07   $  788,960.51   $   65,746.71

6. RENTAL RATE FOR THE REMAINING PREMISES; EXTENDED TERM. The Base Rental due from Tenant for the Extended Term for the Premises (excluding the 6th Floor Space which has its Base Rental Schedule set forth in Article 5, above) shall be as follows:

                                               BASE RENTAL
                                              (PER RENTABLE
                                               SQUARE FOOT        ANNUAL BASE         MONTHLY
                   PERIOD                       PER ANNUM            RENTAL          BASE RENT
     --------------------------------------------------------------------------------------------
     OCTOBER 1, 2011 - JUNE 30, 2015          $        32.881   $  2,504,841.72   $    208,736.81

7. RENTAL ABATEMENT FOR THE 6TH FLOOR SPACE. Notwithstanding the terms of the Lease and the Fourth Amendment, there shall be no Base Rental due for the 6th Floor Space (but there shall still be Base Rental due for the remainder of the Premises) for the first nineteen (19) months of the Term of Lease for such space, so that Base Rental shall commence and be due and payable on the 6th Floor Space on February 1, 2007.

8. OPERATING COSTS. Operating Costs shall be due and payable for the 6th Floor Space on the same basis, and shall be calculated in the same manner, as Operating Costs are calculated for the Premises, under the Lease, except that the Initial Operating Costs for the 6th Floor Space only (and not for the remainder of the Premises) shall be the Operating Costs increases, on a per rentable square foot per annum basis, over the base year (calendar year
     2005). Tenant shall, and hereby covenants and agrees to, pay to Landlord Operating Costs for the 6th Floor Space in excess of the Initial Operating Costs for the 6th Floor Space, with such amounts to be determined in the manner as set forth in the Lease. Such amounts shall be paid by Tenant at the time and in the manner that Operating Costs are payable by Tenant under the Lease. Notwithstanding anything to the contrary, pertaining to the 6th floor space, there shall be no increased Operating Cost payments during the free rent period until February 2007. In addition, the rental increases shall be prorated accordingly based upon the estimate for the increases over the 2005 base year and prorated on a partial year basis for the eleven
     (11) months in calendar year 2007.

9. TENANT IMPROVEMENT AND SPACE PLANNING ALLOWANCE. (a) The 6th Floor Space is delivered to Tenant in an "as is" condition in accordance to the conditions provided under the original lease dated February 16, 2001. Landlord will provide a build-out allowance of up to Thirty-Five and No/100 Dollars ($35.00) per rentable square foot below a semi-finished ceiling, for the 6th Floor Space (the "6th Floor Allowance"). In addition to the 6th Floor Allowance, Landlord shall provide ceiling grid cross T's, low-pressure duct, Building standard lights, and 2x2 ceiling tiles to be installed at Tenant's expense and standard base building blinds. Notwithstanding anything to the contrary, the base building condition shall be in accordance to the terms in the Original Lease. The architect for the 6th Floor Space shall be Thompson Ventulett, Stainback & Associates and the contractor shall be Raven & Associates unless Tenant considers bids from other reputable contractors subject to the reasonable approval of the Landlord. Work in the 6th Floor Space shall otherwise generally be governed by and prosecuted under Article 10. below.

          (b) Landlord shall provide an additional tenant fit-up and finish work allowance of Eight and No/100 Dollars ($8.00) per rentable square foot in the Premises (excluding the 6th Floor Space), or $609,432.00 in the aggregate. Such amount may be utilized by Tenant at Tenant's discretion, subject to Landlord's prior reasonable consent as to the nature and installation of the improvements, in accordance with Article 7(a) of the Lease, and which amount shall be due and payable to Tenant on or before October lst, 2011 or on October 1, 2011 without Construction Expense verification.

10.  PERFORMANCE OF TENANT'S WORK.

          (a) Tenant shall perform or cause to be performed all of the work contemplated in the Premises to prepare for such Tenant's occupancy and use (the "Tenant's Work"), using a tenant general contractor, which must be reasonably consented to by Landlord, on a schedule reasonably consented to by Landlord, and in accordance with plans and specifications reasonably consented to by Landlord. The construction contract shall be in the name of Tenant, and not Landlord.

          (b) Landlord will require a high grade, first-class operation to be conducted in the Premises similar to the quality of Tenant's existing premises. Tenant's Work shall be performed in a first-class manner, using new and first-class, quality materials. Tenant's Work shall be constructed and installed in accordance with all applicable laws, ordinances, codes and rules and regulations of governmental authorities. Tenant shall promptly correct any of Tenant's Work which is not in conformance therewith.

          c) Tenant's contract parties and subcontractors shall be subject to reasonable administrative supervisions by Landlord in their use of the Building and their relationship with Contractor, or contractors of other tenants in the Building. In any event, Landlord shall have the right to limit any Tenant's Work which might disrupt or interfere with the operations of other tenants in the Building (such as, by way of illustration but not limitation, drilling the slab) to during the ordinary business hours of the Building. The entry by Tenant and/or its contract parties into the Premises for the performance of Tenant's Work shall be subject to all of the terms and conditions of the Lease, except the payment of Base Rental.

          (d) Tenant's Work shall be coordinated and conducted to maintain harmonious labor relations and not (a) to interfere unreasonably with or to delay the completion of any work being performed by any other tenant in the Building; or (b) to interfere with or disrupt the use and peaceful enjoyment of other retail or office tenants in the Building.

          (e) Tenant and Tenant's contract parties shall perform their work, including any storage for construction purposes, within the Premises only. Tenant shall be responsible for removal, as needed, from the Premises and the Building of all trash, rubbish, and surplus materials resulting from any work being performed in the Premises. Tenant shall exercise extreme care and diligence in removing such trash, rubbish, or surplus materials from the Premises to avoid littering, marring, or damaging any portion of the Building. If any such trash, rubbish, or surplus materials are not removed from the Building as soon as reasonably practicable in accordance with the provisions hereof or if any portion of the Building is littered, marred, or damaged, Landlord may cause same to be removed or repaired, as the case may be, at Tenant's cost and expense. If Landlord incurs any costs or expenses in performing the above, Tenant shall pay Landlord the amount of any such cost and expenses promptly upon demand therefor.

          (f) Tenant hereby appoints Kathleen Klug and Clyde Stutts, or any other party designated by Tenant by notice to Landlord, as the authorized representative of Tenant for purposes of dealing with Landlord with respect to all matters involving, directly or indirectly, Tenant's Plans and Tenant's Work including without limitation, change orders to Tenant's Plans (the "Designated Representative"). Tenant hereby warrants and represents to Landlord that the Designated Representative has the requisite power and authority to deal with Landlord in the manner contemplated herein and that Tenant shall be bound by the acts and omissions of the Designated Representative.

          (g) Tenant shall provide or cause to be provided to Landlord, with respect to all such work to be performed by or on behalf of Tenant upon or in the Premises, the following types of insurance:

               (i) At all times during the period between the commencement of such work and the date such work is completed and Tenant commences occupancy of the Premises, Tenant shall maintain or cause to be maintained, casualty insurance in "Builders Risk" form, covering Landlord, Landlord's agents, architects, and Tenant and Tenant's contractors and subcontractors, as their interest may appear, against loss or damage by fire, vandalism, and malicious mischief and other such risks as are customarily covered by the so-called "broad form extended coverage endorsement" upon all the work in place and all materials stored at the Premises and all materials, equipment and supplies of all kinds incident to the work and builder's machinery, tools and equipment while on the Premises, or when adjacent thereto, all on a completed value basis to the full insurable value at all times. Said Builder's Risk insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord, its agents, employees and contractors;

               (ii)   Liability insurance as required by the Lease; and

               (iii) Statutory Workers' Compensation as required by the State of Georgia or the local municipality having jurisdiction.

     All insurance policies procured and maintained pursuant to this Paragraph shall name Landlord as additional insured, shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord. Tenant agrees that these policies will not be canceled without first giving twenty (20) days written notice to the Landlord. Such policies or duly executed certificates of insurance with respect thereto shall be delivered to Landlord before the commencement of the work, and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term.

          (h) Tenant shall cause all work to be performed on a lien-free basis. Tenant shall indemnify and hold harmless Landlord, and any of Landlord's contractors, agents and employees from and against any and all losses, damages, costs (including costs of suits and attorneys' fees), liabilities, or causes of action arising out of or relating to the performance of the Tenant's Work, including but not limited to mechanics', materialmen's or other liens or claims (and all costs or expenses associated therewith) asserted, filed or arising out of any such work. All materialmen, contractors, artisans, mechanics, laborers and other parties hereafter contracting with Tenant or Tenant's contractor for the furnishing of any labor, services, materials, suppliers or equipment with respect to the work are hereby charged with notice that they must look solely to Tenant for payment of same. Without limiting the generality of the foregoing, Tenant shall repair or cause to be repaired at its expense all damage caused by Tenant's contractor, its subcontractors or their employees acting within the scope of their employment or agency. Tenant shall promptly pay to Landlord, upon notice thereof from Landlord, any reasonable costs incurred by Landlord to repair any such damage caused by Tenant's contractor or any costs incurred by Landlord in requiring the Tenant's contractor's compliance with any Building rules. In connection with any and all claims against Landlord or any of its agents, contractors or employees by any employee of Tenant's contractor, any subcontractor, anyone directly or indirectly employed by any of them, or anyone for whose acts Tenant's contractor or any subcontractor may be liable, the indemnification obligations of Tenant's contractor and any subcontractor under the agreements hereinabove referred to in this subparagraph shall not he limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant's contractor or subcontractor under worker's compensation acts, disability benefit acts, or other employee benefit acts.

          (i) As a part of any draw request for payment of my portion of the Allowance, Landlord may request Tenant to provide at Tenant's sole cost and expense, information confirming:

          (a)  Construction progress

          (b) That there are no liens outstanding against the Premises arising out of or in connection with the work

          (c) That all construction prior to the date thereof has been done substantially in accordance with the plans and specifications approved by Landlord ("Architect's Certificate of Completion").

     (j) Landlord shall pay the 6th Floor Allowance owed to Tenant, or so much thereof as is then due (which may or may not be all of the 6th Floor Allowance available under this Fourth Amendment) within thirty (30) days after receipt by Landlord of the of the information requested in
          Section 10(i) above, which information may include; 1) lien waivers,
          2) Architect's Certificate of Completion, 3) affidavits and other related items from the Tenant's contractor, sufficient to waive and release any lien claims of any party whatsoever, with respect to the Premises, Building and Land, including, but not limited to, the claims of any subcontractors and material suppliers engaged by, through or under the Tenant's contractor, and 4) a Certificate of Occupancy (unless as a result of Landlord's action or condition of the Building or Shell Condition such Certificate of Completion or Certificate of Occupancy is not obtainable, in which case payment shall be made without such Certificates).

     (k) Any portion of the improvement allowance not expended by the Tenant for improvements shall be credited to Tenant either in the form of free rent or cash upon occupancy of the expansion space.

11. PARKING. With respect to the 6th Floor Space, Landlord shall provide parking at a ratio of two and one-half (2.5) parking spaces per 1,000 square feet of rentable space in the 6th Floor Space. The rates for such parking spaces, which Tenant does hereby covenant and agree to pay, are currently $90.00 per parking space, per month, for unreserved parking spaces; $135.00 per parking space, per month, for reserved parking spaces in the Building's parking deck; and $180.00 per parking space, per month, for reserved parking spaces under the Building, as all such rates may be increased by Landlord as of January 1, 2005, in connection with changes to the parking rates for the Building, as established by Landlord and in accordance to limitations under original lease dated February 16, 2001. As a part of and within the total number of parking spaces to which Tenant has rights under the Lease for all of the Premises, Landlord shall allocate for Tenant's use with respect to all of the Premises, and Tenant shall accept, a total of six (6) reserved parking spots in either the parking area underneath the Building or in the Building's parking deck, at Tenant's option.

12. BUILDING OPERATING HOURS. The Building operating hours with respect to the Premises shall be changed so that they commence at 7:00 A.M (and not 8:00 A.M. as set forth in the Lease), Monday through Friday.

13. SIGNAGE. Subject to and as limited by all applicable laws and City of Atlanta zoning ordinances (and Landlord makes no warranty or representation hereunder as to the effect or limitations of such laws and ordinances on the obligations of Landlord under this paragraph), Landlord shall provide, at its expense, signage for Tenant in a quality manner either on the fascia of the Building or as a free-standing sign to be built at an location reasonably selected by Landlord. This signage will be in a prominent location and of a reasonable size, and will be subject to the reasonable approval of Landlord and Tenant. Signage plans and specifications will be provided by Landlord to Tenant for review with a signage completion date to be as soon as reasonably practical, given the approval requirements of the City of Atlanta. Tenant acknowledges that the name of the Building or other tenants' names, logotypes, or both, may be placed upon or be a part of any such signage. The signage provided to Tenant will be more prominent than the signage provided to any other Building tenant, unless another Building tenant occupies more square footage than Tenant, in which case such other Building tenant can be provided more prominent signage.

14. BROKERAGE COMMISSION; INDEMNITY. RICHARD BOWERS & COMPANY ("BOWERS") HAS ACTED AS AGENT FOR TENANT IN THIS TRANSACTION. BOWERS SHALL BE PAID A COMMISSION BY LANDLORD. Tenant warrants that there are no other claims for broker's commissions or finder's fees in connection with its execution of this Lease. Tenant hereby indemnifies Landlord and holds Landlord harmless from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by Landlord as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Tenant. Landlord hereby indemnifies Tenant and holds Tenant harmless from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by Tenant as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Landlord.

15. LANDLORD REPRESENTATION. Landlord represents and warrants to Tenant that, as of the date of this Fourth Amendment, there is no underlying land lease, mortgage, or first priority security interest affecting the Lease or this Fourth Amendment or encumbering the Property or Building.

16. TENANT IMPROVEMENTS. Section 7(a)(iii) of the Lease is hereby amended to increase the improvement cost threshold from $5,000 to $25,000.

17. RENEWAL OF LEASE. (a) Provided this Lease is then in full force and effect and Tenant is in full compliance with the terms and conditions of this Lease, and there is no sublease of in excess of fifty percent (50%) of the rentable square feet within the Premises, Landlord hereby grants to Tenant, as a replacement of all rights for Tenant to extend the Lease Term under the Lease, an option to renew the lease for the entire 101,572 square feet for one period of five (5) years (the "Renewal Term"), at a rental rate equal to the rental rate set forth in Section l7(b) below. Tenant shall notify Landlord no less than nine (9) months prior to the end of the Term if Tenant desires to renew this Lease under the terms of this Section 17(b) below. If Tenant does give such notice, then the Term shall be extended by said five (5) year period, upon the same terms and conditions as contained in the Lease and this Fourth Amendment, except that there shall be no allowances available except as expressly set forth in this Special Stipulation 3 to the Lease, and the rent for such period shall be the rent as set forth in Section 17(b) below, with Tenant's Share of Operating Costs being due and payable by Tenant, in addition to the amounts set forth below, on the same basis as they were paid during the initial Term. There shall be a refurbishment allowance available to Tenant for such Renewal Term, of Five and No/100 Dollars ($5.00) per rentable square foot therein, for work in and improvements actually made in the Premises. Such refurbishment allowance shall be available and shall be funded at the commencement of the Renewal Term. If Tenant fails to give such notice of desired renewal within said period set forth above, then Tenant shall have no further rights to renew or extend the Term.

     (b) The Base Rental rate due from Tenant for the Renewal Term shall be as follows:

                                                        BASE RENTAL (PER
                                                        RENTABLE SQUARE
                    PERIOD                              FOOT PER ANNUM)
                    ------                              ----------------
          July 1, 2015 - June 30, 2016                      $ 33.597
          July 1, 2016 - June 30, 2017                      $ 34.335
          July 1, 2017 - June 30, 2018                      $ 35.095
          July 1, 2018 - June 30, 2019                      $ 35.878
          July 1, 2019 - June 30, 2020                      $ 36.684

8. NO OTHER MODIFICATIONS. Except as expressly modified by this Fourth Amendment, the Lease remains unmodified and in full force and effect.

GEORGIA LAW. This Fourth Amendment shall be construed and interpreted under the laws of the State of Georgia.

TRANSFERS, SUCCESSORS AND ASSIGNS. This Fourth Amendment shall inure to the benefit of and be binding upon Landlord, Tenant, and their respective transfers, successors and assigns.

BOARD APPROVAL. This Fourth Amendment is being executed with the understanding that its terms must be approved by Tenant's Board of Directors. If Tenant's Board of Directors does not approve the terms of this Fourth Amendment, Tenant shall have the right to void this Fourth Amendment in its entirety by giving written notice to Landlord on or before January 17, 2005.

     IN WITNESS WHEREOF, the undersigned have caused this Fourth Amendment to be xecuted under seal and delivered, on the day and year first above written.

                                        TENANT:

                                        THE WILLIAM CARTER COMPANY

                                        By: /s/ Michael D. Casey
                                           ----------------------------
                                           Authorized Signature

                                            /s/ Michael D. Casey
                                           ----------------------------
                                            Printed name of Signatory

                                                   EVP & CFO
                                           ----------------------------
                                            Title of Signatory

                                        By: /s/ Clyde D. Stutts
                                           ----------------------------
                                            Authorized Signature

                                            /s/ Clyde D. Stutts
                                           ----------------------------
                                            Printed name of Signatory

                                              VP Human Resources
                                           ----------------------------
                                            Title of Signatory


                                            (CORPORATE SEAL)


                                        LANDLORD:


                                        THE MANUFACTURERS LIFE INSURANCE
                                        COMPANY (USA)


                                        By: /s/ Terry L. Gilliam
                                           -------------------------------------
                                            Terry L. Gilliam, Regional Director

                                       11